SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  April 7, 2004

                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


             Georgia                 1-8607                58-1533433
         (State or other          (Commission            (IRS Employer
         jurisdiction of          File Number)           Identification
          incorporation)                                           No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia         30309-3610
            (Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000




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Item 5.  Other events

BellSouth Corporation has previously disclosed that Board member E.F. Murphy, the current chairman of the Audit Committee of the BellSouth Board of Directors, is not standing for re-election as a director of BellSouth. At the expiration of Mr. Murphy's term on April 26, BellSouth board member William S. Stavropoulos will become the chairman of the Audit Committee. Mr. Stavropoulos will also become a member of the Executive Committee.

Board member James H. Blanchard, formerly a member of the Executive Nominating and Compensation Committee and the Director Nominating and Corporate Governance Committee, has been appointed to the Finance/Strategic Planning Committee and the Public Policy Committee. Leo F. Mullin, formerly a member of the Finance/Strategic Planning Committee, has been appointed to the Executive Nominating and Compensation Committee.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance
      April 7, 2004